SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             KBK CAPITAL CORPORATION
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                      [KBK CAPITAL CORPORATION LETTERHEAD]

                                  June 22, 1999

Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of KBK Capital Corporation at 10:00 a.m. on Wednesday, July 21, 1999. A formal notice setting forth the business to come before the meeting and a proxy statement are enclosed. The meeting will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas. Parking is available in the Calhoun Street garage located adjacent to the City Center II building.

      At the meeting, you will be asked to elect three directors to serve for a term of three years, amend the Company's 1996 Long-Term Incentive Plan, and ratify the selection by the Board of Directors of KPMG LLP as independent accountants. These matters are described in detail in the enclosed Proxy Statement. Your Board of Directors recommends that you vote FOR each proposal.

      I encourage you to attend the meeting in person. Whether or not you are able to attend, please take a moment now to read the enclosed Proxy Statement and then sign, date and mail the enclosed proxy in the postage-paid envelope so that your vote may be counted. Regardless of the number of shares you own, it is very important that you be represented at the Annual Meeting.

      Thank you for your cooperation and continued support.

                                          Sincerely,


                                          /s/ROBERT J. MCGEE
                                          Robert J. McGee
                                          Chairman of the Board and
                                          Chief Executive Officer

[KBK LOGO] 301 Commerce Street, 2200 City Center II, Fort Worth, Texas  76102


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 21, 1999

To the Stockholders:

   The 1999 Annual Meeting of Stockholders of KBK Capital Corporation will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas on Wednesday, July 21, 1999, at 10:00 a.m., local time, for the following purposes:

      1.    To elect three directors to serve for a term of three years;
      2. To amend the company's 1996 Long-Term Incentive Plan, increasing the number of shares of Common Stock subject to the 1996 Plan from 325,000 to 675,000;
      3. To ratify the selection by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 1999; and
      4. To consider and act upon any other business that may properly be brought before the meeting.

      The close of business on June 16, 1999 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders as of the record date will be available for examination by any stockholder at the Annual Meeting and at the principal executive offices of the Company for the ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING, NO MATTER HOW MANY SHARES YOU OWN. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                               By Order of the Board of Directors


                               /s/DEBORAH B. WILKINSON
                               Deborah B. Wilkinson
                               Assistant Secretary

June 22, 1999
Fort Worth, Texas

                          KBK CAPITAL CORPORATION
                                301 COMMERCE
                            2200 CITY CENTER II
                          FORT WORTH, TEXAS 76102

----------------------------------------------------------------------------
                              PROXY STATEMENT
----------------------------------------------------------------------------

                       ANNUAL MEETING OF STOCKHOLDERS

                               JULY 21, 1999


                  PROXY SOLICITATION AND VOTING OF PROXIES

      This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of KBK Capital Corporation, a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, July 21, 1999 at 10:00 a.m., local time, at 301 Commerce Street, 2200 City Center II, Fort Worth, Texas, and at any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to stockholders on or about June 22, 1999.

      A proxy card is enclosed for your use. YOU ARE REQUESTED BY THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

      You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke the proxy. Each properly executed unrevoked proxy will be voted as indicated thereon. Where specific instructions are not indicated, the proxy will be voted FOR the approval of the election of three directors to serve for a term of three years, FOR the amendment of the Company's 1996 Long-Term Incentive Plan, and FOR the ratification of the selection of KPMG LLP as independent auditors, and in the discretion of the persons named as proxies with respect to any other matters that may properly be brought before the meeting.

      The Board of Directors has fixed the close of business on June 16, 1999, as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, 340,000 shares of the Company's common stock were subject to issuance upon exercise of warrants, and there were outstanding 3,194,398 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote. The Company's Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. The Company's personnel will not be compensated for such solicitation.

      The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present (whether in person or by proxy), an abstention will have the same effect as a vote "against" the proposal. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval to amend the Company's 1996 Long-Term Incentive Plan and for the approval of the ratification of KPMG LLP as independent auditors. With respect to the election of Directors, the three nominees who receive the most votes at the meeting will be elected.

      A copy of the Company's 1998 Annual Report, which includes the consolidated financial statements of the Company for the year ended December 31, 1998, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.


                               AGENDA ITEM 1:

                           ELECTION OF DIRECTORS



      THE BOARD OF DIRECTORS OF THE COMPANY IS DIVIDED INTO THREE CLASSES (CLASS I, CLASS II AND CLASS III). AT EACH ANNUAL MEETING OF STOCKHOLDERS, DIRECTORS CONSTITUTING ONE CLASS ARE ELECTED FOR A THREE-YEAR TERM. THE BOARD OF DIRECTORS CURRENTLY CONSISTS OF EIGHT MEMBERS.

      THREE DIRECTORS WILL BE ELECTED AT THE ANNUAL MEETING AS CLASS III DIRECTORS. THE REMAINING FIVE DIRECTORS NAMED BELOW ARE NOT REQUIRED TO STAND FOR ELECTION AT THE ANNUAL MEETING BECAUSE THEIR PRESENT TERM EXPIRES IN EITHER 2000 OR 2001. THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING INDIVIDUALS, EACH OF WHOM IS AN INCUMBENT DIRECTOR, TO SERVE AS CLASS III DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002 AND UNTIL SUCH TIME AS THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFY.

            ROBERT J. MCGEE   -     CLASS III - THREE YEAR TERM
            DANIEL R. FEEHAN  -     CLASS III - THREE YEAR TERM
            THOMAS L. HEALEY  -     CLASS III - THREE YEAR TERM

        Shareholders may not cumulate their votes in the election of directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons, if any, as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

Set forth below is the name and certain information regarding each of the three nominees for election as a director under Class III, as well as each of the other directors of the Company:

CLASS I DIRECTORS - TERM TO EXPIRE 2000:

        KENNETH H. JONES, JR., 64, has served as Vice Chairman of the Company and as a director since January 1995. Prior to his employment by the Company, Mr. Jones was a shareholder in the Fort Worth law firm of Decker, Jones, McMackin, McClane, Hall and Bates, P.C., where he remains of counsel. Mr. Jones is a director of AmeriCredit Corporation, an automobile finance company. Mr. Jones is also a director of Hallmark Financial Services, Inc., an insurance premium finance and claims adjusting company.

        R. EARL COX, III, 65, has served as a Director of the Company since May 1996 and is Chairman of Tandy Crafts, Inc., a retail specialty chain headquartered in Fort Worth, Texas. Mr. Cox is also a co-owner of Ofco Office Furniture Stores, Inc., a chain of retail office furniture stores and President of R.E. Cox Realty Company, a property management company. Mr. Cox is a director of Inspire Insurance Solutions.

        MARTHA V. LEONARD, 62, has served as a Director of the Company since May 1996 and manages her private investment portfolio. Ms. Leonard built and developed Leonard Golf Links, a teaching/practice facility which she recently sold. Ms. Leonard serves as a director on various charitable and civic boards.

CLASS II DIRECTORS - TERM TO EXPIRE 2001:

        THOMAS M. SIMMONS, 46, has served as a Director since October 1995. Mr. Simmons is the Managing Director in the Houston office of SpencerStuart & Co., an executive search firm. Prior to joining SpencerStuart, Mr. Simmons was President and Chief Executive Officer of Transamerica Fund Management Company with assets under management in excess of $3 billion.

        HARRIS A. KAFFIE, 49, has served as a Director of the Company since May 1996 and is a director of CCNG, Inc., a privately held oil and natural gas exploration and production company, which also owns and operates mid-stream natural gas assets. Mr. Kaffie is also a director of Blue Dolphin Energy Company, a publicly held company engaged in the exploration, acquisition, development and operation of oil and gas properties and in oil and gas transportation and marketing.


CLASS III NOMINEES - TERM TO EXPIRE 2002:

        ROBERT J. MCGEE, 44, has served as Chairman of the Board, Director and Chief Executive Officer of the Company since he founded the Company in February 1992 and was elected President in January 1994. Prior to his association with the Company, Mr. McGee was Chairman of the Board of Texas Commerce Bank, Fort Worth, National Association from September 1989 to April 1992.

        DANIEL R. FEEHAN, 48, has served as a Director of the Company since February 1992. Mr. Feehan is President and Chief Operating Officer and a Director of Cash America International, Inc., a consumer lending corporation, and has served in such capacities since January 1990. He has been associated with Cash America International, Inc. since 1988.

        THOMAS L. HEALEY, 65, was first elected as a Director of the Company in April 1994. Mr. Healey retired from the law firm of Andrews & Kurth LLP in 1993 after having been a partner or of counsel at such firm since 1974. Since his retirement from Andrews & Kurth, Mr. Healey has been a private investor.


COMMITTEES

        The Board of Directors has established the following standing committees:

        ASSET QUALITY COMMITTEE. The Asset Quality Committee, which is currently comprised of Mr. Feehan (Chairman), Mr. Cox, Mr. Healey, Mr. McGee, and Mr. Jones, is entitled to exercise all of the powers of the Board of Directors of the Company with respect to the oversight and assessment of the credit quality of the Company's earning asset portfolio and the review and monitoring of the adequacy of the Company's allowance for credit losses for any and all classes of earning assets. This committee is responsible for the review and approval of all financing, purchase or loan commitments that exceed the Company's house or concentration limits, as that limit stands from time to time as established by the full Board provided that in the exercise of such powers such committee shall be limited by applicable law, the Restated Certificate of Incorporation and Bylaws of the Company and as the full Board may otherwise direct. The Asset Quality Committee held four meetings during 1998.

        AUDIT COMMITTEE. The Audit Committee, which is currently comprised of Mr. Healey (Chairman), Mr. Feehan, Mr. Simmons, and Mr. McGee, meets separately with representatives of the Company's independent auditors and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to the Company's internal control systems and other matters related to audit functions. During 1998, the Audit Committee held two meetings.

        COMPENSATION COMMITTEE. The Compensation Committee, which is currently comprised of Mr. Simmons (Chairman), Mr. Feehan, and Mr. McGee, administers the Company's 1994 Stock Option Plan and the 1996 Long-Term Incentive Plan and has responsibility for making recommendations to the Board of Directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers, and the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee held two meetings during 1998.

        EXECUTIVE COMMITTEE. The Executive Committee, which is currently comprised of Mr. McGee (Chairman), Mr. Feehan, Mr. Simmons, Mr. Healey, and Mr. Kaffie, is entitled to exercise all of the powers of the Board of Directors of the Company in the management of the property, business and affairs of the Company to the extent permitted by law, the Restated Certificate of Incorporation and the Bylaws of the Company and such limits as the full Board may otherwise direct. The Executive Committee held eight meetings during 1998.

        MARKETS COMMITTEE. The Markets Committee, which is currently comprised of Mr. Kaffie (Chairman), Ms. Leonard, Mr. Cox, Mr. McGee, and Mr. Jones, reviews and approves new products, the establishment of geographic markets, new offices, pricing and strategy relative to the marketing of the Company's products, the maintenance and improvement of the Company's competitive position in the financial services industry generally and all matters incidental or relating to the foregoing. The Markets Committee held twelve meetings in 1998.

        NOMINATING COMMITTEE. The Nominating Committee, which is currently comprised of Mr. Simmons (Chairman), Mr. Jones, and Mr. McGee, provides recommendations to the Board for nominees to serve as Directors of the Company. The Nominating Committee met once during 1998.


ATTENDANCE AND FEES

        The Company's Board of Directors held five meetings in 1998. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

        Each director who is not also an officer or employee of the Company receives a fee of $1,500 per board meeting, $500 per committee meeting, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, pursuant to the terms of the Company's 1994 Stock Option Plan, each non-employee director automatically receives a ten-year option to purchase 5,000 shares of Common Stock at fair market value at the date of grant each year of election as a director, which option vests six months after the date of grant. Pursuant to the 1994 Stock Option Plan, each of Mr. Kaffie and Mr. Simmons received grants during 1998 to purchase 5,000 shares of Common Stock with an exercise price of $12.00 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In 1994, the Company adopted a program pursuant to which officers of the Company and its operating subsidiary could, subject to certain limitations, borrow funds from the Company's operating subsidiary to enable them to hold Common Stock or purchase Common Stock of the Company in the open market or amount of loans available under the program may not exceed $499,000, and no more than $199,000 of loans may be extended during any calendar quarter. Such loans bear interest at a published prime rate plus 1% (which interest may be added to principal under certain circumstances), and are payable prior to termination of employment under certain conditions, and in any event must be repaid within 60 days after termination of employment. Pursuant to this program, Robert J. McGee, the Chairman of the Board and Chief Executive Officer of the Company, had a maximum principal amount outstanding under such program during 1998 of $310,318, and the amount outstanding as of March 11, 1999, was $337,096, including $26,778 of interest accrued in 1998 and added to principal in 1999. Kenneth H. Jones, Vice Chairman of the Board of the Company, had a maximum amount outstanding under such program during 1998 of $50,000, and the amount outstanding as of March 11, 1999, was zero. Mr. Jones paid $7,489 in interest during 1998.

        During 1998, the Company reinstated its commercial paper program (CP Program). Under the CP Program, certificates may be issued for terms ranging from 30 to 270 days at interest rates comparable to the Company's alternative unsecured funding sources. Pursuant to this program, the Company had a maximum balance of $1,000,000 issued to Mr. Jones and a maximum balance of $2,000,000 issued to Harris Kaffie, Director of the Company. The rates paid to Mr. Jones and Mr. Harris were consistent with the rates paid to other participants for similar terms.

              SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                       AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of Common Stock as of June 16, 1999, for each director and director nominee, each executive officer named in the Summary Compensation Table included under the heading "Information Concerning Executive Officers," all directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned by them.

                                        SHARES OWNED BENEFICIALLY
                                        -------------------------
NAME                                       NUMBER        PERCENT
----                                    ---------        -------
Robert J. McGee (1) (2)                   702,500          19.3%
Harris A. Kaffie (2) (4)                  313,400           8.6%
Daniel R. Feehan  (2) (3)                 205,000           5.6%
Kenneth H. Jones, Jr. (2)                 121,500           3.3%
Jack R. Roper  (2)                         34,920              *
Thomas M. Simmons (2)                      22,900              *

Thomas L. Healey (2)                       20,000              *
R. Earl Cox, III (2)                       16,950              *
Martha V. Leonard (2)                      16,000              *
J. Dugan Smith (2)                         15,554              *
Jay K. Turner (2)                           8,438              *
L. Allen Jarboe (2)                         4,844              *
All directors and executive officers
 as a group (14 persons) (1)(2)(3)(4)   1,481,827          40.6%
Orbis Pension Trustee Limited (5)         280,000           7.7%
Derby Trust plc (5)                       120,000           3.3%
Dimensional Fund Advisors, Inc. (6)       250,000           6.9%

* Less than one percent

1. Includes 100,000 shares owned by trusts for the benefit of Mr. McGee's children, as to which shares Mr. McGee disclaims beneficial ownership. Mr. McGee's address is 2200 City Center II, 301 Commerce Street, Fort Worth, Texas 76102.

2. Includes shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. McGee - 12,000; Mr. Kaffie - 15,000; Mr. Feehan - 25,000; Mr. Jones - 100,000; Mr. Roper - 34,000; Mr. Simmons - 15,000; Mr.
   Healey - 20,000; Mr. Cox - 10,000; Ms. Leonard - 10,000; Mr. Smith - 10,000;
   Mr. Turner - 5,000; Mr. Jarboe - 4,000; all directors and executive officers as a group - 260,800.

3. 180,000 of the shares shown are issuable upon exercise of warrants (including 40,000 shares issuable upon exercise of warrants owned by trusts for the benefit of Mr. Feehan's children). Mr. Feehan's address is 1600 W. 7th Street, Suite 900, Fort Worth, Texas 76102.

4. 10,000 of such shares are owned by a trust for the benefit of Mr. Kaffie's child of which Mr. Kaffie is trustee and as to which Mr. Kaffie disclaims beneficial ownership.

5. The address of the Orbis Pension Trustees Limited and Derby Trust plc is 1 Connaught Place, London, W2 2DY. Orbis Pension Trustees Limited and Derby Trust plc are managed by Chatsworth Management Services Limited, at the same address, and may, for the purposes of the rules and regulations of the Securities and Exchange Commission, be deemed to beneficially own these shares.

6. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.


   Pursuant to an agreement with certain former holders of the capital stock of Coastal Financial Resources, Inc. under which the Company acquired such holders' capital stock of Coastal Financial Resources, Inc. and issued in connection therewith 500,000 shares of Common Stock of the Company, each such holder has agreed for a ten-year period commencing December 30, 1994 to vote all Common Stock beneficially owned by such holder, with respect to each matter submitted to the stockholders of the Company, in the same proportion as the stockholders of the Company (other than such holders) vote their shares of Common Stock. As a result, approximately 15% of the outstanding Common Stock of the Company will be voted at the Annual Meeting with respect to each matter in the same proportion as the stockholders of the Company (other than such holders) vote their shares.

                 INFORMATION CONCERNLNG EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

      The following table sets forth certain information about the executive officers of the Company:

      NAME                   AGE               POSITION

      Robert J. McGee        44           Director, Chairman of the
                                          Board and Chief Executive Officer

      Kenneth H. Jones, Jr.  64           Director and Vice Chairman


      Jack R. Roper          45           Executive Vice President-Systems
                                          and Administration

      L. Allen Jarboe        46           Executive Vice President and
                                          Chief Credit Officer

      Deborah B. Wilkinson   48           Vice President, Controller and
                                          Assistant Secretary


      ROBERT J. MCGEE - see "ELECTION OF DIRECTORS" above.

      KENNETH H. JONES, JR. - see "ELECTION OF DIRECTORS" above.

      JACK R. ROPER has served as Executive Vice President of Operations for KBK since January, 1994. He has been an executive officer of the Company's operating subsidiary, KBK Financial, Inc., since 1989. From 1986 through 1989, Mr. Roper was senior consultant with KPMG LLP. Prior to 1986, Mr. Roper served as regional President for U-Haul and was self employed.

      L. ALLEN JARBOE was named Executive Vice President and Chief Credit Officer of KBK Capital Corporation and the Company's operating subsidiary effective April 1998. Prior to joining the Company, Mr. Jarboe served as Director of Corporate/Commercial Assets for Barnett Banks, Inc. in Jacksonville, Florida from 1991 to 1998.

      DEBORAH B. WILKINSON joined the Company's operating subsidiary in March 1997 as Vice President and Controller of the Company. Prior to joining the Company, Ms. Wilkinson was Senior Vice President and Controller for First State Bank of Texas in Denton, Texas from 1990 to March 1997.

      The Company's executive officers are elected annually by, and serve at the discretion of, the Board of Directors.


COMPENSATION OF EXECUTIVE OFFICERS

      The table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (the "Named Executives") who earned more than $100,000 in combined salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                                                LONG-TERM
                                                                   ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                        ----------------------------------------------------------        SECURITIES UNDERLYING
                                                                                      OTHER ANNUAL           STOCK OPTIONS
NAME AND PRINCIPAL POSITION             YEAR           SALARY          BONUS          COMPENSATION         (NUMBER OF SHARES)
---------------------------             ----          --------       --------         ------------        ---------------------
  Robert J. McGee                       1998          $247,833       $100,000                    *                 6,000
    Chairman of the Board,              1997          $224,000             --                    *                    --
    and Chief Executive Officer         1996          $224,000       $ 50,000  (1)               *                20,000
  J. Dugan Smith (2)                    1998          $218,333       $ 75,000                    *                 9,760
     Executive Vice President           1997          $176,667             --                    *                60,716
                                        1996          $103,125             --                    *                25,000
  Jack R. Roper                         1998          $148,750       $ 20,000              $14,609  (3)            4,880
    Executive Vice President            1997          $135,504             --              $15,000  (3)           17,858
    of Servicing                        1996           $99,400       $  8,000              $15,000  (3)           10,000
  L. Allen Jarboe (4)                   1998          $125,019       $ 50,000  (5)               *                41,000
     Executive Vice President
     and Chief Credit Officer
  Jay K. Turner (6)                     1998          $156,490       $ 25,000  (5)               *                41,000
     Executive Vice President
     and Chief Financial Officer
  Michael D. Magill (7)                 1997           $97,462             --                    *                20,000
     Executive Vice President           1996          $168,000      $  50,000  (1)               *                20,000
     and Chief Financial Officer

*Less than 10% of combined salary and bonus.

(1) Mr. McGee and Mr. Magill were awarded 1995 annual bonuses contingent upon achieving a certain level of net income in the first quarter of 1996, which was met. These bonus payments had no financial impact to the Company in 1996.

(2)     Mr. Smith joined the Company in May 1996 and resigned in June 1999.

(3)     Mr. Roper received a pro-rated moving allowance during 1996 - 1998.

(4)     Mr. Jarboe joined the Company in April 1998.

(5) Mr. Jarboe and Mr. Turner received signing bonuses upon employment with the Company.

(6) Mr. Turner joined the Company in February 1998 and resigned from the Company in May 1999.

(7)     Mr. Magill resigned from the Company in July 1997.

STOCK OPTION GRANTS IN 1998

      The following table contains certain information concerning stock options granted to the Named Executives in 1998.

                                                                  INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------------

                                   NUMBER OF      PERCENT OF TOTAL
                                  SECURITIES     OPTIONS GRANTED TO
                                  UNDERLYING        EMPLOYEES IN       EXERCISE PRICE         GRANT
              NAME              OPTIONS GRANTED      FISCAL YEAR         (PER SHARE)           DATE        EXPIRATION DATE
---------------------------- ------------------- -------------------- ------------------ ----------------- -----------------
Robert J. McGee                      6,000                 3.3%              $9.38           10/27/98          10/27/08
J. Dugan Smith                       3,760                 2.0               $5.06             6/1/98           5/21/07
                                     6,000                 3.3               $9.38           10/27/98          10/27/08
L. Allen Jarboe                     20,000                10.8              $11.25             4/6/98            4/6/08
                                     6,000                 3.3               $9.38           10/27/98          10/27/08
                                    15,000                 8.1               $5.06            11/3/98           5/21/07
Jack R. Roper                        1,880                 1.0               $5.06             6/1/98           5/21/07
                                     3,000                 1.6               $9.38           10/27/98          10/27/08
Jay K. Turner                       25,000                13.5              $11.75             2/9/98            2/9/08
                                    10,000                 5.4               $5.06             2/9/98           5/21/07
                                     6,000                 3.3               $9.38           10/27/98          10/27/08

STOCK OPTION EXERCISES IN 1998; VALUE OF UNEXERCISED STOCK OPTIONS

       The following table contains certain information concerning the value of unexercised options at December 31, 1998. No stock options were exercised by the Named Executives in 1998.

                  NUMBER OF SECURITIES UNDERLYING    VALUE ($) OF UNEXERCISED IN-THE-MONEY
                  UNEXERCISED OPTIONS AT YEAR-END           OPTIONS AT YEAR-END (1)

                           EXERCISABLE/                               EXERCISABLE/
NAME                      UNEXERCISABLE                               UNEXERCISABLE
----                      -------------                               -------------
Robert J. McGee            8,000/18,000                               18,480/27,720

J. Dugan Smith             5,000/65,476                              20,950/249,204

Jack R. Roper             30,800/33,938                              89,940/111,862

Jay K. Turner                  0/41,000                                    0/41,900

(1)Based upon the difference between the closing price of the Company's Common Stock of $9.25 on December 31, 1998 (the last trading day of 1998) and the exercise price.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

      The Company has entered into Change of Control Employment Agreements with three of its executive officers, Messrs. McGee, Roper, and Jarboe, which provide that from and after a Change of Control (as defined therein) until the second anniversary of the Effective Date of the Change of Control, if (i) the Company terminates employment of the executive for any reason other than for Cause (as defined therein), death or disability, (ii) the executive terminates employment for Good Reason (as defined therein), or (iii) the executive terminates employment after the first anniversary for any reason or no reason, such executive will be entitled to a payment equal to two years' base salary, continued health coverage for one year from the date of termination or through the end of the second anniversary of the Effective Date of the Change of Control, whichever is longer, and the extension of certain rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). For purposes of the Change of Control Employment Agreements, a Change of Control occurs if (i) the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a group as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of capital stock of the Company, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or a contested election for the Board of Directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board.


                               AGENDA ITEM 2:

                 AMENDMENT OF 1996 LONG-TERM INCENTIVE PLAN


      The Board of Directors, by unanimous vote, has adopted resolutions approving and submitting to a vote of the stockholders amendments to the Company's 1996 Long-Term Incentive Plan (the "1996 Plan") to increase the number of shares of Common Stock subject to the 1996 Plan from 325,000 to 675,000. The full text of the 1996 Plan as amended hereby is attached to this proxy statement as Exhibit A.

      Except for such amendment, if approved, the 1996 Plan will remain unchanged.

STOCK OPTIONS

      As of March 31, 1999, under the 1996 Plan, an aggregate of 210,000 shares of Common Stock (i) have been issued pursuant to Options or Stock Appreciation Rights, or as Performance Shares, Restricted Stock, Restricted Stock Units, or Stock Unit Awards (all as defined in the 1996 Plan and referred to herein as "Awards") or (ii) are available for issuance pursuant to Awards that have been granted, leaving 115,000 shares of Common Stock available for use by the Company. Neither the number nor value of future option awards to particular participants or groups of participants is presently determinable.

      On March 31, 1999, the per share market value of the Common Stock was $7.00.

SUMMARY OF THE 1996 PLAN

      This summary is qualified in its entirety by reference to the 1996 Plan which is attached hereto as Exhibit A.

BACKGROUND INFORMATION

      In February 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Plan. At the Company's 1996 Annual Meeting, the stockholders approved and adopted the 1996 Plan. The purpose of the 1996 Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining executive, other key employees, consultants and advisors of outstanding ability; (ii) motivating executives, other key employees, consultants and advisors, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such executive, key employees, consultants and advisors to participate in the long-term growth and financial success of the Company.

GENERAL ADMINISTRATION OF THE PLAN

      The 1996 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to grant to key employees, consultants and advisors of the Company and its subsidiaries and affiliates awards in the form of Options, Performance Shares, and Restricted Stock. In addition, the Committee has the authority to grant other stock-based awards in the form of Stock Appreciation Rights, Restricted Stock Units, and Stock Unit Awards. The 1996 Plan became effective on February 22, 1996 and will expire ten years from such effective date unless terminated earlier or extended by the Board of Directors.

      Each member of the Committee must be a "disinterested person" within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will select persons to receive grants from among the eligible employees, consultants and advisors; determine the types of grants and number of shares to be awarded to grantees; and set the terms, conditions, and provisions of the grants consistent with the 1996 Plan. The Committee may also establish rules for administration of the 1996 Plan.

ELIGIBILITY

      The Committee will select grantees from among the key employees, advisors and consultants (other than members of the Committee) of the Company, subsidiaries and affiliates. For purposes of the 1996 Plan, (i) a subsidiary of the Company is any business entity in which the Company possesses directly or indirectly 50% or more of the total combined voting power and (ii) an affiliate of the Company is any other entity in which the Company possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body. The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company.

SHARES SUBJECT TO THE PLAN

      Subject to adjustment as described below, a maximum of 675,000 shares of Common Stock may be issued under the 1996 Plan. The shares may be authorized and unissued shares or treasury shares. In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company's Common Stock, the Committee may make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

TYPES OF AWARDS UNDER THE 1996 PLAN

STOCK OPTIONS

      The Committee may grant awards in the form of options to purchase shares of the Company's Common Stock. With regard to each such Option, the Committee will determine the number of shares subject to the Option, the manner and time of the exercise of the Option, and the exercise price per share of stock subject to the Option. The Committee will designate each Option as a non-qualified Option or an "Incentive Stock Option" (as defined in the 1996 Plan). The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock or a combination thereof. The effect of a grantee's termination of employment by reason of death, retirement, disability, or otherwise will be specified in the option agreement evidencing the grant of the Option. No individual may be granted Options or Stock Appreciation Rights for more than 200,000 shares of the Company's Common Stock in the aggregate during the ten-year period beginning on the effective date of the Plan. The 200,000 share limitation is subject to adjustment by the Committee in the event of stock splits, stock dividends, and other changes affecting the Company's Common Stock.

STOCK APPRECIATION RIGHTS

      The 1996 Plan also authorizes the Committee to grant Stock Appreciation Rights either independent of, or in connection with, an Option. Upon exercising a Stock Appreciation Right, the holder receives for each share with respect to which the Stock Appreciation Right is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant) and the fair market value of the Common Stock on the date of exercise. At the Committee's discretion, payment of such amount may be made in cash, shares of Common Stock, or a combination thereof. Stock Appreciation Rights will not be exercisable within six months of the date of grant. Each Stock Appreciation Right granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the Stock Appreciation Right.

PERFORMANCE SHARES

      The 1996 Plan permits the Committee to grant awards of Performance Shares to eligible employees, consultants and advisors from time to time. These awards are contingent upon the achievement of certain performance goals established by the Committee. The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee. The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period.

RESTRICTED STOCK

      Under the 1996 Plan, the Committee may award shares of the Company's Common Stock to eligible employees, consultants and advisors from time to time and subject to certain restrictions as determined by the Committee. The nature and extent of restrictions on such shares, the duration of such restrictions, and any circumstances which could cause the forfeiture of such shares shall be determined by the Committee. The Committee will also determine the effect of the termination of employment of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

OTHER STOCK BASED AWARDS

      In addition, the Committee will have authority under the 1996 Plan to grant Stock Unit Awards, which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of the Company's Common Stock. Such Stock Unit Awards will be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine. Stock Unit Awards may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award. Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant. The Committee will also determine the effect of termination of employment of a Stock Unit Award recipient (by reason of death, retirement, disability or otherwise) during any applicable vesting period.

AMENDMENT OF THE 1996 PLAN

      The Board of Directors may amend, suspend or terminate the 1996 Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.

CHANGE IN CONTROL

      In order to preserve the rights of participation in the event of a Change in Control (as defined in the 1996 Plan), the Committee in its discretion may, at the time a grant is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an Award, (ii) provide for the purchase of the Award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in the manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interests of the Company.

FEDERAL INCOME TAX CONSEQUENCES

      Under current U.S. Federal tax law, the following are the U.S. Federal income tax consequences generally arising with respect to award under the 1996 Plan.

      A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant or at the time of exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise). Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an Incentive Stock Option before the later of two years from the date of grant or one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the participant fails to hold the shares for the foregoing period, the disposal is treated as a disqualifying disposition. The gain on such disposition is ordinary income to the participant to the extent of the lesser of
(i) the difference between the option price and the fair market value of the shares on the exercise date, and (ii) the amount of gain recognized upon disposition of the shares. Any excess gain is long-term or short-term capital gain, depending on the holding period of the shares. Under such circumstances, the Company will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

      A participant who is granted a non-qualified Option does not have taxable income at the time of grant, but generally does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. Subject to the application of Section 162(m) of the Code (as discussed below), the Company is entitled to a corresponding tax deduction for the same amount for its taxable year within which the participant recognizes such taxable income.

      The grant of a Stock Appreciation Right will produce no U.S. Federal tax consequences for the participant or the Company. The exercise of a Stock Appreciation Right results in taxable income to the participant in an amount equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

      A participant who has been granted an award of Restricted Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at the time of grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. Subject to the application of Section 162(m) of the Code (as discussed below), the Company will be entitled to a corresponding tax deduction. The holder of a Restricted Stock award may elect to be taxed at the time of the Restricted Stock award on the market value of the shares, in which case (1) subject to the application of Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, and (2) there will be no further income tax consequences when the restrictions lapse.

      A participant who has been granted a Performance Share Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

      The grant of a Stock Unit Award produces no U.S. Federal income tax consequences for the participant or the Company. The payment of Stock Unit Awards results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the Common Stock on the payment date. Subject to the application of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction for the same amount.

      Section 162(m) of the Code, which was enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent taxable years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company's ability to deduct compensation income generated in connection with the exercise of Stock Appreciation Rights and Options granted under the 1996 Plan that have an exercise price equal to or greater than the fair market value of the shares on the date of grant should not be limited by Section 162(m) of the Code. However, Section 162(m) of the Code could limit the Company's deduction with respect to compensation income generated in connection with the exercise of an Option that had an exercise price less than the fair market value of the shares on the date of grant. Further, compensation earned in connection with all other Awards under the 1996 Plan will not qualify as performance-based compensation under Section 162(m) of the Code. Accordingly, the compensation expense deductions relating to such other Awards will be subject to the Section 162(m) deduction limitation.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE AMENDMENT OF THE 1996 LONG-TERM INCENTIVE PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               AGENDA ITEM 3:

           RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

      The stockholders are asked to ratify the Board of Directors' appointment of KPMG LLP, an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 1999. KPMG LLP has audited the books of the Company since its inception in 1992 and has audited the books of the Company's operating subsidiary since 1962. Representatives of KPMG LLP are expected to be at the Annual Meeting with the opportunity to make a statement if they desire, and will also be available to answer appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                  STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established by the Company and by the rules of the Securities and Exchange Commission.

PROPOSALS FOR THE 2000 ANNUAL MEETING

      Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of holders of the Company's Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2000 and included in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company, addressed to Deborah B. Wilkinson, Assistant Secretary, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102, NO LATER THAN DECEMBER 3, 1999. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's Bylaws provide that, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Assistant Secretary of the Company. TO BE TIMELY FOR THE 2000 ANNUAL MEETING, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 ON OR BEFORE FEBRUARY 4, 2000. A stockholder's notice to the Assistant Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of voting stock of the Company which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the stockholder in such business. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to any such proposal.


NOMINATIONS FOR THE 2000 ANNUAL MEETING AND SPECIAL MEETINGS

      Pursuant to the Company's Bylaws, only persons who are nominated in accordance with the procedures set forth in the Bylaws and who are less than 70 years of age at the time of nomination or election are eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice described below, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures described below. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 (I) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 2000 ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, ON OR BEFORE FEBRUARY 4, 2000, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors not later than the close of business on the tenth (l0th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director, if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and
(ii) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to nominations of directors.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required also to furnish to the Company copies of all such forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or on written representations from certain reporting persons that all of the Company's executive officers, directors and more than 10% stockholders timely made all required filing under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                                  GENERAL

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly be brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters. A copy of the Company's Form 10-KSB as filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to the report) by written request made to the Corporate Secretary, KBK Capital Corporation, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

                                    EXHIBIT A
                             KBK CAPITAL CORPORATION
                          1996 LONG-TERM INCENTIVE PLAN
                                  (AS AMENDED)

SECTION 1.  PURPOSE

      The purpose of the 1996 Long-Term Incentive Plan (the "Plan") is to promote the interests of the Company and its stockholders by (i) attracting and retaining key employees, consultants and advisors of outstanding ability, (ii) motivating key employees, consultants and advisors, by means of performance-related incentives, to achieve longer-range performance goals, and
(iii) enabling such key employees, consultants and advisors to participate in the long-term growth and financial success of the Company.

SECTION 2.  DEFINITIONS

      "Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Affiliate" shall mean any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has representation on the Board of Directors or any similar governing body.

      "Award" shall mean a grant or award under Section 6 through 10, inclusive, of the Plan, as evidenced in a written document delivered to a Participant as provided in Section 11(b).

      "Board of Directors" shall mean the Board of Directors of the Company.

      "Change of Control" shall be deemed to have occurred if (i) any person(s) (as such term is used in Sections 13(d) and 14(d)2 of the Act) or party becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or a plan of liquidation.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee shall be made up of two or more outside Directors (within the meaning of Section 162(m) of the Code), and only outside Directors may serve on the Committee.

      "Common Stock" or "Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

      "Company" shall mean KBK Capital Corporation.

      "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the amounts, if any, due to the Participant under the Plan in the event of the Participant's death. In the absence of any effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

      "Employee" shall mean any key employee of the Employer.

      "Employer" shall mean the Company and each Subsidiary and Affiliate.

      "Fair Market Value" shall mean as of any specified date, the mean of the high and low sales prices of the Common Stock if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

      "Fiscal Year" shall mean the fiscal year of the Company.

      "Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422 of the Code.

      "Non-Stock Based Incentive Compensation" refers to incentive compensation whose value is not based in whole or in part on the value of Common Stock.

      "Nonqualified Stock Option" shall mean a stock option granted under
Section 6 which is not intended to be an Incentive Stock Option.

      "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

      "Participant" shall mean an individual who is selected by the Committee to receive an Award under the Plan.

      "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8 (c)(1) with respect to the applicable Performance Cycle.

      "Performance Cycle" or "Cycle" shall mean the period selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned.

      "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

      "Performance Share" shall mean an award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

      "Restricted Period" shall mean the period selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

      "Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

      "Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

      "Stock Appreciation Right" shall mean a right granted under Section 7 of the Plan.

      "Stock Exchange" shall mean the national securities exchange on which the Common Stock is traded as of the particular time in question.

      "Stock Unit Award" shall mean an award of Common Stock or units granted under Section 10 of the Plan.

      "Subsidiary" shall mean any entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.


SECTION 3. ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions shall be binding upon all persons, including the Company, stockholders, an Employer, Employees, Participants and Designated Beneficiaries.

SECTION 4. ELIGIBILITY

      All Employees and non-employee consultants and advisors of the Employer (other than members of the Committee) who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to be Participants in the Plan.

SECTION 5. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

      (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 675,000 shares of Common Stock. In addition, no individual may be granted Options or Stock Appreciation Rights for more than 200,000 shares of Common Stock in the aggregate during the ten-year period beginning on the effective date of the Plan. The limitations set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan in connection with Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that (i) an Option or Stock Appreciation Right expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of any shares is canceled or forfeited for any reason under the Plan without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan to the extent permissible under Rule 16b-3, as promulgated under the Act and as interpreted from time to time by the Securities and Exchange Commission or its staff.

      (b) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to Stock Options and other Awards, (3) the limitations set forth in the first two sentences of Section 5(a) hereof, and (4) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to the Plan and any Option or other Award shall always be a whole number.

SECTION 6. STOCK OPTIONS

      (a) Grant.

      Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals from among those eligible hereunder to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options or to grant both types of Options. In the case of Incentive Stock Options, the term and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended and any implementing regulations.

      (b) Option Price.

      The committee shall, in its discretion, establish the option price at the time each Option is granted, which for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

      (c) Exercise.

      (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

      (3) The Company, in its sole discretion, may lend money to an Employee, guarantee a loan to an Employee or otherwise assist an Employee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.

SECTION 7. STOCK APPRECIATION RIGHTS

      (a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

      (b) A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the exercise price thereof, provided that the Committee may for administrative convenience determine that, for any Stock Appreciation Right which is not related to an Incentive Stock Option which Stock Appreciation Right can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock, or a combination thereof.

      (c) A Limited SAR related to an Option, which can only be exercised during limited periods following a Change of Control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the Change of Control or paid during the thirty-day period immediately preceding the occurrence of the Change of Control in any transaction reported on the Stock Exchange.

SECTION 8. PERFORMANCE SHARES

      (a) The Committee shall have sole and complete authority to determine the individuals from among these eligible hereunder who shall receive Performance Shares, the number of such shares for each Performance Cycle, the Performance Goals on which each Award shall be contingent, and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

      (b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

      (c) (1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

         (2) Payment Values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (1) above. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals from among those eligible hereunder to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period (during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

      (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or the Participant's legal representative, except to the extent such Restricted Stock or Restricted Stock Units have been forfeited to the Company under the terms and conditions of the Award. Payment for Restricted Stock Units shall be made by the Company in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

SECTION 10. OTHER STOCK BASED AWARDS

      (a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to individuals eligible hereunder Stock Unit Awards which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 11 (b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

      (b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

         (1)Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

         (2)Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the Fair Market Value of such Common Stock on the date such Award is granted.

         (3)Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

         (4)Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

         (5)In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

      (c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.

SECTION 11. GENERAL PROVISIONS

      (a)  WITHHOLDING.

The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive awards in the form of Common Stock, the Employer may require the Participant to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock. However, the Participant may pay all or any portion of the taxes required to be withheld by the Employer or paid by the Participant with respect to such Common Stock by electing to have the Employer withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Any such election is irrevocable and subject to disapproval by the Committee. If the Participant is subject to the short-swing profits recapture provisions of Section 16(b) of the Act, any such election shall be subject to the following additional restrictions:

         (i) Such election may not be made within six months of the grant of the Award, provided that this limitation shall not apply in the event of death or disability, and

         (ii) Such election must be made either six months or more prior to the Tax Date or in a Window Period (as hereinafter defined). Where the Tax Date in respect of the exercise of all or any portion of an Option is deferred until after such exercise and the Participant elects Common Stock withholding, the full amount of shares of Common Stock will be issued or transferred to the Participant upon exercise of the Option, but the Participant shall be unconditionally obligated to tender back to the Employer on the Tax Date the number of shares of Common Stock necessary to discharge with respect to such Option exercise the greater of (i) the Employer's withholding obligation and (ii) all or any portion of the holder's federal and state tax obligation attributable to the Option exercise. A "Window Period" is any period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.

      (b) AWARDS.

      Each Award hereunder shall be evidenced in writing, delivered to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment (or consulting relationship) of the Participant and the effect thereon, if any, of a Change of Control of the Company.

      (c) NONTRANSFERABILITY.

      No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order ("QDRO"), as determined by the Committee or its designee.

      (d) NO RIGHT TO EMPLOYMENT.

      No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

      (e) NO RIGHTS AS STOCKHOLDER.

      Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock or Stock Unit Award hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights or a stockholder in respect of such Restricted Stock or Stock Unit Award.

      (f) CONSTRUCTION OF THE PLAN.

      The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas. It is intended that the Plan and any grant of an Award made to a person subject to
Section 16 of the Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

      (g) DATE.

      Subject to the approval of the stockholders of the Company within twelve months of such date, the Plan shall be effective on February 22, 1996. No Options or Awards may be granted under the Plan after February 22, 2006; however, all previous awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

      (h) AMENDMENT OF THE PLAN.

      The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Act. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

      (i) AMENDMENT OF AWARD.

      The Committee may amend, modify or terminate any outstanding Award without the Participant's consent at any time prior to payment or exercise in any manner not consistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes excercisable; (B) a Performance Share is deemed earned; (C) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

      (j) CHANGE OF CONTROL.

      In order to preserve a Participant's rights under an Award in the event of a Change of Control of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change of Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

                             KBK CAPITAL CORPORATION
                        301 COMMERCE, 2200 CITY CENTER II
                             FORT WORTH, TEXAS 76102

                          PROXY FOR 1999 ANNUAL MEETING

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 21, 1999. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 BELOW AND IN THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF.

            As evidenced by the signatures hereon, the undersigned hereby appoints Robert J. McGee and Deborah B. Wilkinson, or any one of them, as proxies, each with full power of substitution, to represent and vote all shares of Common Stock of KBK Capital Corporation (the "Company") that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Company to be held in Fort Worth, Texas on July 21, 1999, at 10:00 a.m., (local time), and all adjournments and postponements thereof. Said proxies are directed to vote as instructed herein on the matters set forth and otherwise at their discretion. Receipt of a copy of the Notice of the 1999 Annual Meeting and Proxy Statement is hereby acknowledged.

                            CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

DRAFT COPY - PROXY CARD

                             KBK CAPITAL CORPORATION
                   ANNUAL SHAREHOLDERS MEETING - JULY 21, 1999

BACK:

     1.      Election of Directors    FOR all nominees     |_|    WITHHOLD AUTHORITY to vote     |_|      *EXCEPTIONS      |_|
                                      listed below.               for all nominees listed below.

Nominees: Class III - Term to expire 2002: Robert J. McGee, Daniel R. Feehan and Thomas L. Healey (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions____________________________________________________________________


2. Amendment to the Company's 1996 Long-Term Incentive Plan, increasing the number of shares of Common Stock subject to the 1996 Plan from 325,000 to 675,000

    FOR     |_|          AGAINST    |_|        ABSTAIN    |_|


3.  Ratification of the selection of KPMG LLP     4. In their discretion, upon
    as independent auditors for the fiscal year      any other business which
    ending December 31, 1999                         may properly come  before
                                                     said meeting.

                                                     CHANGE OF ADDRESS OR
    FOR  |_|   AGAINST  |_|  ABSTAIN    |_|          COMMENTS MARK HERE    |_|



                                     Please sign exactly as name appears hereon.
                                     Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer.


                                     Dated:________________________________,1999

                                     ___________________________________________
                                          Signature(s) of Stockholders(s)

                                     ___________________________________________
                                          Signature(s) of Stockholders(s)

Please sign exactly as your name appears, mark any address correction, date and return this proxy using the enclosed envelope.

Votes must be indicated
(X) in Black or Blue ink.        |_|